Exhibit 99.1

PRESS RELEASE

For Immediate Release

February 4, 2025

Capstone Companies, Inc. receives expanded financial commitment from Coppermine Ventures, LLC

Deerfield Beach, FL – Capstone Companies, Inc. (OTCQB: CAPC) (Company) announced today that Coppermine Ventures, LLC (Coppermine) has provided additional working capital funding to the Company under an Amended and Restated Promissory Note (“Note”), dated January 29, 2025. Under the Note, which amends and replaces a promissory note, dated October 31, 2024, the total funding available to the Company was increased from $125,914 to $485,163. The additional funding will cover estimated basic corporate maintenance and compliance expenses of the Company through the 3rd quarter of 2025.

“Coppermine’s additional funding reflects Coppermine’s continued and essential support of Capstone’s efforts to develop a new business line,” said Stewart Wallach, Chair of Company’s Board of Directors.

About Capstone Companies, Inc. Capstone Companies, Inc. is an SEC reporting company with its common stock quoted on OTC QB market. Formerly engaged in producing LED and Smart Mirror consumer products, Company ended its consumer product operations due to declining sales and has been seeking to establish a new business line and revenue generating operations through internal development, merger, acquisition or a combination of those actions. The Company currently has no revenue generating operations. Funding from Coppermine Ventures, LLC covers only expenses necessary to maintain corporate existence and basic corporate compliance costs of the Company.

FORWARD LOOKING STATEMENTS. Except for statements of historical fact in this press release, the information contained above contains forward-looking statements, which statements are characterized by words like “should,” “may,” “intend,” “expect,” “hope,” “believe,” “anticipate” and similar words. Forward looking statements are not guarantees of future performance and undue reliance should not be placed on them. Forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any statements about future performance or results expressed or implied by such forward-looking statements. Capstone Companies, Inc. (“Company”) is a public shell company without revenue generating revenues and relies on working capital funding from third parties to sustain its corporate existence and fund the compliance requirements as an SEC reporting company with its stock quoted on the OTC QB Venture Market. The Company is also a “penny stock” company with limited public market liquidity and no primary market makers. As such, Company may be unable to develop a new business line, or acquire or merge with an existing operating company, or, even if a new business line or revenue generating operation is established, to fund and successfully operate that new business line or operation. Funding from Coppermine Ventures, LLC covers only expenses necessary to maintain corporate existence and basic corporate compliance costs of the Company and does not fund establishing a new Company business line. Further, the public auditors of the Company have expressed doubt as to the Company as a going concern. Company may be unable to obtain adequate, affordable and timely funding to sustain any new business line or existing operations. There is substantial doubt about the Company’s ability to establish a new business line or sustain an operation. There is no existing agreement by the Company and a third party for a merger or acquisition of a company or assets. Any investment in the common stock of the Company is a highly risky investment that is not suitable for investors who cannot afford the total loss of the investment and the inability to liquidate the investment. The risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings with the SEC should be carefully considered prior to any investment decision. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change, except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.

CONTACT information and media inquiries:

irinquiries@capstonecompaniesinc.com

Telephone: (954) 570-8889, ext. 315